EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

March 22, 2010

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2009

FOURTH QUARTER AND FULL YEAR RESULTS

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FOURTH QUARTER EPS EXCEEDS COMPANY GUIDANCE AND CONSENSUS ESTIMATE

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COMPANY ENDS THE YEAR WITH OVER $480 MILLION IN CASH

New York, New York – Phillips-Van Heusen Corporation [NYSE: PVH] reported 2009 fourth quarter and full year results.

Non-GAAP Amounts:

The discussions in this release that refer to non-GAAP amounts exclude the items which are described in this release under the heading “Non-GAAP Exclusions.”  Reconciliations of GAAP to non-GAAP amounts are presented in the tables later in this release and identify and quantify all excluded items.

For the Fourth Quarter of 2009:

•

Earnings per share was $0.61 on a non-GAAP basis, which exceeded the Company’s earnings guidance and the consensus estimate.  Earnings per share in the prior year’s fourth quarter was $0.30 on a non-GAAP basis.

•

GAAP earnings per share was $0.51, which compares to a GAAP loss per share of $(0.74) in the prior year’s fourth quarter.

•

Revenue was $614.6 million, or an increase of 9% compared to the prior year’s fourth quarter revenue on a non-GAAP basis of $561.3 million.  On a GAAP basis, revenue increased 6% from $577.8 million.

Fourth Quarter Revenue:

The momentum of Calvin Klein’s global growth continued during the fourth quarter, with a 22% increase in royalty revenue as compared to the prior year period.  This growth is attributable to strength in jeans, underwear, fragrance, women’s sportswear, dresses and outerwear.

The Company’s wholesale and retail businesses also had a strong fourth quarter, registering combined revenue growth of 10% compared to the prior year period’s non-GAAP amount, or 7% on a GAAP basis.  The Company’s wholesale businesses recorded a 7% revenue increase due, in part, to growth in the Company’s dress furnishings business.  Also contributing to this increase was the planned movement of holiday shipments into the fourth quarter of 2009 from the third quarter of 2009 in order to be closer to the holiday selling season. The Company’s outlet retail divisions delivered fourth quarter 2009 comparable store sales growth of 11%.

Fourth Quarter Earnings Before Interest and Taxes:

On a GAAP basis, earnings before interest and taxes in the current year’s fourth quarter was $52.8 million as compared to a loss before interest and taxes of $(49.8) million in the prior year period.  Restructuring and other items were $8.7 million in the fourth quarter of 2009 and $85.1 million in the prior year’s fourth quarter.  On a non-GAAP basis, earnings before interest and taxes in the current year’s fourth quarter increased to $61.6 million from $35.4 million in the fourth quarter of 2008.  This increase was due to the revenue increases discussed above, combined with a significant improvement in gross margin across all of our divisions, as the prior year’s fourth quarter included heavy promotional selling.  Impacting fourth quarter 2009 earnings was an increase in expenses of approximately $30 million over the prior year’s fourth quarter related to higher advertising and incentive compensation.

For the Full Year 2009:

•

Non-GAAP earnings per share was $2.83 versus prior year’s non-GAAP earnings per share of $2.95. GAAP earnings per share was $3.08, an increase of 75% compared to GAAP earnings per share of $1.76 in the prior year.

•

Revenue was flat to the prior year’s non-GAAP amount of $2.40 billion.  GAAP revenue was $2.49 billion in the prior year.

•

Calvin Klein royalty revenue increased 6% compared to the prior year, as a 7% increase in royalty revenue on a constant exchange rate basis more than offset a $2.1 million negative impact from a stronger U.S. dollar over the period.

Balance Sheet

The Company ended the year with $480.9 million in cash, an increase of $152.7 million over the prior year.  Receivables and inventories ended the quarter down 2% and 7%, respectively, from the prior year period’s balances reflecting the Company’s continued focus on managing working capital.  Also contributing to the current year’s cash flow increase was a reduction in capital spending.

2010 Guidance

Tommy Hilfiger Acquisition

The Company announced on March 15, 2010 that it had entered into a definitive agreement to purchase Tommy Hilfiger B.V.  The following provides guidance for the Company’s full year and first quarter 2010, without giving effect to the Tommy Hilfiger acquisition and assuming the Company continues on a standalone basis.

Full Year Guidance

Excluding the Effect of the Tommy Hilfiger Acquisition

Earnings per share in 2010 is currently projected to be in the range of $3.20 to $3.28, an increase of 13% to 16% over 2009 on a non-GAAP basis and 4% to 6% on a GAAP basis.  Revenue in 2010 is projected to be $2.47 billion to $2.50 billion, or an increase of 3% to 4% versus 2009.  For the full year, the Company is currently projecting that Calvin Klein royalty revenue will increase 5% to 7%.  Combined revenue for the Company’s existing wholesale and retail businesses is currently planned to grow between 3% and 4%.  Comparable store sales for the Company’s existing retail businesses are currently projected to grow approximately 2% to 3%.

First Quarter Guidance

Excluding the Effect of the Tommy Hilfiger Acquisition

For the first quarter of 2010, earnings per share is currently expected to be $0.73 to $0.75.  First quarter revenue is currently expected to be approximately $590 million to $600 million in 2010, an increase of 6% to 8% from 2009 revenue.  The Company is currently projecting Calvin Klein royalty revenue to increase 6% to 7% in the first quarter of 2009 as compared to the prior year.  The Company is currently projecting revenue for the Company’s combined wholesale and retail businesses to increase 6% to 8% in the first quarter of 2009 as compared to the prior year. Comparable store sales for the Company’s retail businesses are currently projected to grow 6% to 7%.  The Company will incur certain one-time transaction expenses during the first quarter of 2010 related to the Tommy Hilfiger acquisition, whether or not it is consummated, which are not included in the above first quarter guidance.

Impact of the Tommy Hilfiger Acquisition

It is currently anticipated that the Company’s acquisition of Tommy Hilfiger B.V. will close in the second quarter of 2010.  The Company currently expects the Tommy Hilfiger transaction to be immediately accretive to earnings per share before one-time cash integration costs and transaction expenses.  The Company currently estimates earnings accretion of $0.20 to $0.25 per share on a non-GAAP basis in its 2010 fiscal year and earnings accretion of $0.75 to $1.00 per share in its 2011 fiscal year.  The 2010 earnings accretion estimate excludes one-time cash integration costs and transaction expenses of approximately $100 million related to the transaction, or approximately $1.00 per share.

CEO Comments

Commenting on these results, Emanuel Chirico, Chairman and Chief Executive Officer, noted, “We are extremely pleased with our 2009 results and the strong performance across all components of our business, enabling us to exceed our previous earnings guidance.  Our heritage brands delivered exceptional results in the fourth quarter, which reinforces what we know to be the strength and relevance of our brands to the consumer in the current “value-oriented” environment.  The global growth momentum of the Calvin Klein brand also accelerated, and royalty revenue increased 22% in the fourth quarter.”

Mr. Chirico continued, “We are positioned to have a strong year in 2010, with new programs being implemented in our wholesale businesses, a very strong start to our outlet retail business and Calvin Klein returning to more historical global growth rates.  Our performance is indicative of the drive our management team has to deliver earnings and growth for the benefit of our stakeholders.  We will continue to strive to achieve our goals as we embark on the unification of two of the world’s largest apparel companies.”

Mr. Chirico concluded, “Both the PVH and Tommy Hilfiger management teams are working hard at completing the previously announced acquisition of Tommy Hilfiger, which we expect to close in the second quarter of 2010.  As we outlined when we announced the deal, the growth prospects for the combined company are strong and the businesses and cultures complementary, resulting in a company that has an attractive balance of domestic and international operations, wholesale and retail revenues, greater breadth and depth in product categories and a platform from which we expect to drive greater value for our customers and stockholders.”

Non-GAAP Exclusions:

The discussions in this release that refer to non-GAAP amounts exclude the following:

•

Costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of the Company’s domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity, lease termination fees for the majority of the Company’s Calvin Klein specialty retail stores and other initiatives to reduce corporate and administrative expenses.  Such costs associated with these initiatives are as follows:

o

Pre-tax costs of $25.9 million in 2009, $17.2 million of which was incurred in the first three quarters of 2009 and $8.7 million of which was incurred in the fourth quarter of 2009.

o

Pre-tax costs of $17.8 million that were incurred in the fourth quarter of 2008.  In addition, pre-tax non-cash fixed asset impairment charges of $63.8 million were recorded in the fourth quarter of 2008 that principally related to approximately 200 of the Company’s retail stores.

•

The 2008 operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which was closed during 2008.  The net pre-tax costs related to the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division were $17.7 million in 2008, of which $3.5 million related to the fourth quarter of 2008.  Revenue related to the Geoffrey Beene outlet retail division was $94.9 million for the full year 2008 and $16.5 million for the fourth quarter of 2008.

•

The tax benefit of the above pre-tax costs, and a net tax benefit of $29.6 million that was recorded primarily in the third quarter of 2009, related principally to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.  Taxes are estimated on the Company’s restructuring and other costs at the Company’s normalized tax rate before discrete items.

Please see reconciliations of GAAP to non-GAAP amounts later in this release.

The Company webcasts its conference calls to review its earnings releases.  The Company’s conference call to review its year end earnings release is scheduled for Tuesday, March 23, 2010 at 8:30 a.m. EST.  Please log on either to the Company’s web site at www.pvh.com and go to the News Releases page under the Investor Relations tab or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling (domestic) 888-203-1112 and (international) 719-457-0820 and using passcode #4541338.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, re-transmitted, rebroadcast or otherwise used without the Company’s express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, including, without limitation, statements relating to the Company’s proposed acquisition of Tommy Hilfiger B.V. and certain related companies (collectively, “Tommy Hilfiger”), are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following:  (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company’s proposed acquisition of Tommy Hilfiger is subject to conditions, which may not be satisfied, in which event the transaction may not close; (iii) in connection with the proposed acquisition of Tommy Hilfiger, the Company intends to borrow significant amounts, may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iv) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (v) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability, and its ability to realize benefits from Tommy Hilfiger, if the acquisition is consummated; (vi) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vii) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (viii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Tommy Hilfiger, into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (ix) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (x) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	1/31/10			2/1/09
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1),(3)	Results	GAAP	Adjustments(2),(3)	Results

Net sales	$533,983		$533,983	$501,040	$ 16,501	$ 484,539
Royalty revenue	63,790		63,790	53,899		53,899
Advertising and other revenue	16,810		16,810	22,847		22,847
Total revenue	$614,583		$614,583	$577,786	$ 16,501	$ 561,285

Gross profit on net sales	$226,747		$226,747	$182,895	$ 5,441	$ 177,454
Gross profit on royalty, advertising and other revenue	80,600		80,600	76,746		76,746
Total gross profit	307,347		307,347	259,641	5,441	254,200

Selling, general and administrative expenses	254,534	$ 8,747	245,787	309,420	90,583	218,837

Earnings (loss) before interest and taxes	52,813	(8,747)	61,560	(49,779)	(85,142)	35,363

Interest expense, net	8,251		8,251	7,074		7,074

Pre-tax income (loss)	44,562	(8,747)	53,309	(56,853)	(85,142)	28,289

Income tax expense (benefit)	17,539	(3,283)	20,822	(18,918)	(31,531)	12,613

Net income (loss)	$ 27,023	$ (5,464)	$ 32,487	$ (37,935)	$ (53,611)	$ 15,676

Diluted net income (loss) per share(4)	$ 0.51		$ 0.61	$ (0.74)		$ 0.30

Depreciation and amortization expense was as follows:

	Quarter Ended			Quarter Ended
	1/31/10			2/1/09
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Depreciation and amortization	$ 12,193		$ 12,193	$ 14,515		$ 14,515

(1)

Adjustments for the quarter ended January 31, 2010 represent the elimination of the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, principally related to lease termination fees for Calvin Klein specialty retail stores.

(2)

Adjustments for the quarter ended February 1, 2009 represent the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division. Included in the total pre-tax loss of $85.1 million are non-cash fixed asset impairments of $64.3 million.

(3)

Taxes are estimated on the Company’s restructuring and other costs at the Company’s normalized tax rate before discrete items.

(4)

Please see Note B to the Notes to Consolidated Income Statements for a reconciliation of diluted net income per share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Year Ended			Year Ended
	1/31/10			2/1/09
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1),(3)	Results	GAAP	Adjustments(2),(3)	Results

Net sales	$2,070,754		$2,070,754	$2,160,716	$ 94,885	$2,065,831
Royalty revenue	245,879		245,879	236,552		236,552
Advertising and other revenue	82,098		82,098	94,667		94,667
Total revenue	$2,398,731		$2,398,731	$2,491,935	$ 94,885	$2,397,050

Gross profit on net sales	$ 854,626	$ (1,641)	$ 856,267	$ 869,449	$ 36,151	$ 833,298
Gross profit on royalty, advertising and other revenue	327,977		327,977	331,219		331,219
Total gross profit	1,182,603	(1,641)	1,184,244	1,200,668	36,151	1,164,517

Selling, general and administrative expenses	938,791	24,256	914,535	1,028,784	135,478	893,306

Gain on sale of investments				1,864		1,864

Earnings (loss) before interest and taxes	243,812	(25,897)	269,709	173,748	(99,327)	273,075

Interest expense, net	32,229		32,229	27,444		27,444

Pre-tax income (loss)	211,583	(25,897)	237,480	146,304	(99,327)	245,631

Income tax expense (benefit)	49,673	(39,385)	89,058	54,533	(36,850)	91,383

Net income (loss)	$ 161,910	$ 13,488	$ 148,422	$ 91,771	$ (62,477)	$ 154,248

Diluted net income per share(4)	$ 3.08		$ 2.83	$ 1.76		$ 2.95

Depreciation and amortization expense was as follows:

	Year Ended			Year Ended
	1/31/10			2/1/09
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments(2)	Non-GAAP

Depreciation and amortization	$ 49,889		$ 49,889	$ 55,366	$ 600	$ 54,766

(1)

Adjustments for the year ended January 31, 2010 represent the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity, lease termination fees for majority of the Company’s Calvin Klein specialty retail stores and other initiatives to reduce corporate and administrative expenses; and (ii) a net tax benefit of $29.6 million related principally to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.

(2)

Adjustments for the year ended February 1, 2009 represent the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division. Included in the total pre-tax loss of $99.3 million are non-cash fixed asset impairments of $70.6 million.

(3)

Taxes are estimated on the Company’s restructuring and other costs at the Company’s normalized tax rate before discrete items.

(4)

Please see Note C to the Notes to Consolidated Income Statements for a reconciliation of diluted net income per share.

Notes to Consolidated Income Statements:

A.

The Company believes presenting its (1) 2009 results excluding (x) the costs incurred in connection with its restructuring initiatives announced in the fourth quarter of 2008; and (y) the net tax benefit related principally to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions, and (2) 2008 results excluding (x) the costs incurred in connection with its restructuring initiatives announced in the fourth quarter of 2008; (y) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (z) the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which both are on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s results excluding the costs associated with its restructuring initiatives, fixed asset impairment charges for approximately 200 of the Company’s retail stores and the operating results of the Geoffrey Beene outlet retail division are also the basis for certain incentive compensation calculations.

B.

The Company computed its quarterly diluted net income (loss) per share as follows:

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	1/31/10			2/1/09
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results

Net income (loss)	$ 27,023	$ (5,464)(1)	$ 32,487	$(37,935)	$(53,611)(2)	$ 15,676

Weighted average common shares outstanding	51,770		51,770	51,480		51,480
Weighted average impact of dilutive securities	1,318		1,318			288

Total shares	53,088		53,088	51,480		51,768

Diluted net income (loss) per share	$ 0.51		$ 0.61	$ (0.74)		$ 0.30

(1)

Represents the impact on net income from the elimination of the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, principally related to lease termination fees for Calvin Klein specialty retail stores (pre-tax charges of $8.7 million, or $5.5 million after taxes of $3.3 million).

(2)

Represents the impact on net income from the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division (total pre-tax charges of $85.1 million, or $53.6 million after taxes of $31.5 million).

C.

The Company computed its annual diluted net income per share as follows:

(In thousands, except per share data)

	Year Ended			Year Ended
	1/31/10			2/1/09
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results

Net income (loss)	$161,910	$ 13,488(1)	$ 148,422	$ 91,771	$(62,477)(2)	$ 154,248

Weighted average common shares outstanding	51,639		51,639	51,428		51,428
Weighted average impact of dilutive securities	867		867	772		772

Total shares	52,506		52,506	52,200		52,200

Diluted net income per share	$ 3.08		$ 2.83	$ 1.76		$ 2.95

(1)

Represents the impact on net income from the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity, lease termination fees for the majority of the Company’s Calvin Klein specialty retail stores and other initiatives to reduce corporate and administrative expenses (pre-tax charges of $25.9 million, or $16.1 million after taxes of $9.8 million); and (ii) a net tax benefit of $29.6 million related principally to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.

(2)

Represents the impact on net income from the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division (total pre-tax charges of $99.3 million, or $62.5 million after taxes of $36.9 million).

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	January 31,	February 1,
	2010	2009
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 480,882	$ 328,167
Receivables	196,603	200,605
Inventories	263,788	282,678
Other Current Assets	53,610	52,979
Total Current Assets	994,883	864,429
Property, Plant and Equipment	167,474	192,809
Goodwill and Other Intangible Assets	1,158,370	1,118,404
Other Assets	18,952	24,542
	$ 2,339,679	$ 2,200,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 362,881	$ 349,238
Other Liabilities	408,661	452,584
Long-Term Debt	399,584	399,567
Stockholders’ Equity	1,168,553	998,795
	$ 2,339,679	$ 2,200,184

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Quarter Ended			Quarter Ended
	1/31/10			2/1/09
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results
Revenue – Wholesale and Retail
Net sales	$ 527,762		$ 527,762	$493,996	$ 16,501	$ 477,495
Royalty revenue	4,878		4,878	5,420		5,420
Advertising and other revenue	1,139		1,139	1,655		1,655
Total	533,779		533,779	501,071	16,501	484,570

Revenue – Calvin Klein Licensing
Royalty revenue	58,912		58,912	48,479		48,479
Advertising and other revenue	15,671		15,671	21,192		21,192
Total	74,583		74,583	69,671		69,671

Revenue – Other(3)
Net sales	6,221		6,221	7,044		7,044
Total	6,221		6,221	7,044		7,044

Total Revenue
Net sales	533,983		533,983	501,040	16,501	484,539
Royalty revenue	63,790		63,790	53,899		53,899
Advertising and other revenue	16,810		16,810	22,847		22,847
Total	$ 614,583		$ 614,583	$577,786	$ 16,501	$ 561,285

Earnings (loss) before interest and taxes – Wholesale and Retail	$ 24,781	$ (8,747)	$ 33,528	$ (66,034)	$ (79,820)	$ 13,786

Earnings (loss) before interest and taxes – Calvin Klein Licensing	42,542		42,542	38,303	(486)	38,789

Loss before interest and taxes – Other(3)	(14,510)		(14,510)	(22,048)	(4,836)	(17,212)

Earnings (loss) before interest and taxes	$ 52,813	$ (8,747)	$ 61,560	$ (49,779)	$ (85,142)	$ 35,363

The domestic and international components of earnings (loss) before interest and taxes were as follows:

	Quarter Ended			Quarter Ended
	1/31/10			2/1/09
	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(2)	Non-GAAP

Domestic	$ 31,863	$ (8,747)	$ 40,610	$(60,732)	$ (84,530)	$23,798
%	60%	100%	66%	N/A	99%	67%
International	20,950		20,950	10,953	(612)	11,565
%	40%		34%	N/A	1%	33%
Total	$ 52,813	$ (8,747)	$ 61,560	$(49,779)	$ (85,142)	$35,363
%	100%	100%	100%	100%	100%	100%

(1)

Adjustments for the quarter ended January 31, 2010 represent the elimination of the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, principally related to lease termination fees for Calvin Klein specialty retail stores.

(2)

Adjustments for the quarter ended February 1, 2009 represent the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division.

(3)

The results of the Company’s Calvin Klein Collection wholesale business, and corporate expenses not allocated to any reportable segments, are included in Other.

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands, except percentages)

	Year Ended			Year Ended
	1/31/10			2/1/09
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results
Revenue – Wholesale and Retail
Net sales	$2,045,065		$2,045,065	$2,135,454	$ 94,885	$ 2,040,569
Royalty revenue	20,671		20,671	23,819		23,819
Advertising and other revenue	4,406		4,406	7,174		7,174
Total	2,070,142		2,070,142	2,166,447	94,885	2,071,562

Revenue – Calvin Klein Licensing
Royalty revenue	225,208		225,208	212,733		212,733
Advertising and other revenue	77,692		77,692	87,493		87,493
Total	302,900		302,900	300,226		300,226

Revenue – Other(3)
Net sales	25,689		25,689	25,262		25,262
Total	25,689		25,689	25,262		25,262

Total Revenue
Net sales	2,070,754		2,070,754	2,160,716	94,885	2,065,831
Royalty revenue	245,879		245,879	236,552		236,552
Advertising and other revenue	82,098		82,098	94,667		94,667
Total	$2,398,731		$2,398,731	$2,491,935	$ 94,885	$ 2,397,050

Earnings (loss) before interest and taxes – Wholesale and Retail	$ 148,746	$ (20,717)	$ 169,463	$ 89,455	$ (94,005)	$ 183,460

Earnings (loss) before interest and taxes – Calvin Klein Licensing	166,472		166,472	154,072	(486)	154,558

Loss before interest and taxes – Other(3)	(71,406)	(5,180)	(66,226)	(69,779)	(4,836)	(64,943)

Earnings (loss) before interest and taxes	$ 243,812	$ (25,897)	$ 269,709	$ 173,748	$ (99,327)	$ 273,075

The domestic and international components of earnings (loss) before interest and taxes were as follows:

	Year Ended			Year Ended
	1/31/10			2/1/09
	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(2)	Non-GAAP

Domestic	$156,339	$ (25,105)	$ 181,444	$ 93,011	$ (98,715)	$ 191,726
%	64%	97%	67%	54%	99%	70%
International	87,473	(792)	88,265	80,737	(612)	81,349
%	36%	3%	33%	46%	1%	30%
Total	$243,812	$ (25,897)	$ 269,709	$173,748	$ (99,327)	$ 273,075
%	100%	100%	100%	100%	100%	100%

(1)

Adjustments for the year ended January 31, 2010 represent the elimination of the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity, lease termination fees for the majority of the Company’s Calvin Klein specialty retail stores and other initiatives to reduce corporate and administrative expenses.

(2)

Adjustments for the year ended February 1, 2009 represent the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; (ii) fixed asset impairment charges for approximately 200 of the Company’s retail stores; and (iii) the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division.

(3)

The results of the Company’s Calvin Klein Collection wholesale business, and corporate expenses not allocated to any reportable segments, are included in Other.